UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 16, 2012 (February 15, 2012)

PEOPLES BANCORP INC.
(Exact name of Registrant as specified in its charter)

Ohio	0-16772	31-0987416
(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation)	Number)	Identification Number)

138 Putnam Street, PO Box 738
Marietta, Ohio	45750-0738
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(740) 373-3155

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement

On February 15, 2012, Peoples Bancorp Inc. ("Peoples") entered into a Letter Agreement (the “Repurchase Agreement”) with the United States Department of the Treasury (the “Treasury”), pursuant to which Peoples repurchased from the Treasury a warrant to purchase 313,505 of Peoples’ common shares (the "Warrant") for an aggregate purchase price of $1,200,724.
The Warrant was issued to the Treasury on January 30, 2009, in connection with Peoples' sale of 39,000 shares of its Fixed Rate Cumulative Perpetual Preferred Stock, Series A, each without par value and having a liquidation value of $1,000 per share, (the "Series A Preferred Shares) to the Treasury for an aggregate purchase price of $39,000,000, as part of the Treasury’s TARP Capital Purchase Program. As previously disclosed on Current Report on Form 8-K filed December 29, 2011, Peoples completed the repurchase of the outstanding Series A Preferred Shares from the Treasury on December 28, 2011. As a result of the Warrant repurchase, Peoples has repurchased all securities issued to the Treasury under the TARP Capital Purchase Program.
A copy of the Repurchase Agreement is included as Exhibit 10.1 to this Current Report on Form 8-K and incorporated into this Item 1.01 by reference.

Item 9.01    Financial Statements and Exhibits

a) - c)
Not applicable

d) Exhibits
See Index to Exhibits on Page 3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEOPLES BANCORP INC.

Date:	February 16, 2012	By:/s/	EDWARD G. SLOANE
Edward G. Sloane
Executive Vice President, Chief Financial Officer and Treasurer

INDEX TO EXHIBITS

Exhibit Number	Description
10.1	Letter Agreement, dated February 15, 2012, between Peoples Bancorp Inc. and the United States Department of the Treasury